Exhibit 99.1

ACTELION AND AUXILIUM ANNOUNCE APPROVAL OF XIAFLEX® IN CANADA

-Auxilium to Receive a $0.5Million Regulatory Milestone Payment-

Laval,Que., Canada, and Malvern, PA, USA (July 9, 2012) — Actelion Pharmaceuticals Canada Inc. and Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) announced today that Auxilium was granted a Notice of Compliance (approval) by Health Canada for XIAFLEX® (collagenase clostridium histolyticum or CCH), a novel, first-in-class biologic for the treatment of Dupuytren’s contracture in adults with a palpable cord in Canada.

Under the terms of the Collaboration Agreement between Actelion and Auxilium, Actelion received exclusive rights to commercialize XIAFLEX for the treatment of Dupuytren’s contracture and Peyronie’s disease in Canada, Australia, Brazil and Mexico upon receipt of the respective regulatory approvals. Pursuant to the Collaboration Agreement, Auxilium intends to transfer regulatory sponsorship of the dossier to Actelion and Actelion will be primarily responsible for the applicable regulatory and commercialization activities for XIAFLEX in Canada and, upon approval, in the remainder of these countries. Actelion expects to make XIAFLEX available to patients in Canada in the first half of 2013.

Jacques Archambault, General Manager of Actelion Pharmaceuticals Canada commented: “The approval of XIAFLEX in Canada is excellent news for Canadian patients and for Actelion. This milestone is the signal to Actelion’s organization to move quickly and diligently to make XIAFLEX available to Canadian patients as soon as possible.”

“With the Canadian approval, Auxilium has now received regulatory approval of the first, effective nonsurgical treatment for Dupuytren’s’ contracture in thirty-three countries,” said Adrian Adams, Chief Executive Officer and President of Auxilium.  “With the strength of Actelion’s Canadian commercialization and development organization, we believe XIAFLEX has the potential to become a truly significant non-surgical treatment alternative to Canadian physicians and patients for Dupuytren’s contracture.”

XIAFLEX has been approved by the U.S. Food and Drug Administration (FDA) and the European Medicines Agency as a treatment for Dupuytren’s contracture in adults with a palpable cord, and is also in clinical development in Japan. Actelion expects to file for approval of XIAFLEX for the treatment of Dupuytren’s contracture in Australia, Brazil and Mexico by the end of the 2012. Auxilium recently announced positive top-line data from two pivotal, phase III trials of XIAFLEX for the potential treatment of Peyronie’s disease and expects to file a sBLA for this second indication with the FDA by year-end 2012.

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About the agreement between Auxilium and Actelion

Actelion Pharmaceuticals Ltd and Auxilium Pharmaceuticals, Inc. entered into a collaboration in February 2012 to develop, supply and commercialize XIAFLEX® (collagenase clostridium histolyticum), a novel, first-in-class biologic for the potential treatment of Dupuytren’s contracture and Peyronie’s disease. Under the terms of the agreement, Actelion will receive exclusive rights to commercialize XIAFLEX for the treatment of Dupuytren’s contracture and Peyronie’s disease in Canada, Australia, Brazil and Mexico upon receipt of the respective regulatory approvals. Actelion will be primarily responsible for the applicable regulatory and commercialization activities for XIAFLEX in these countries.

Actelion paid Auxilium an upfront payment of $10 million and will also make up to $16 million in potential regulatory, pricing and reimbursement milestone payments and $42.5 million in potential sales milestone payments. Auxilium will also receive increasing tiered double-digit royalties based on sales of XIAFLEX in Actelion’s territories and will supply product to Actelion at a predetermined cost.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences. Auxilium markets Testim® 1% (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord. GlaxoSmithKline LLC is expected to co-promote Testim with Auxilium in the U.S. beginning in the third quarter of 2012. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Pfizer has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia; Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan; and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s Disease. Collagenase clostridium histolyticum (“CCH”) is in phase IIa of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for CCH. For additional information, visit http://www.auxilium.com

Auxilium SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “should,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions.  No specific assurances can be given with respect to whether: we will develop XIAFLEX for the treatment of multiple potential indications or achieve the results or indicated timing of clinical trials for XIAFLEX for the additional indications; we will file a sBLA for XIAFLEX for Peyronie’s disease by the end of 2012; XIAFLEX will obtain regulatory approval for a Peyronie’s disease indication; XIAFLEX has the potential to become a truly significant surgical treatment alternative to Canadian physicians and patients for Dupuytren’s contracture; regulatory approval will be obtained for XIAFLEX in any of Actelion’s remaining licensed territories within the anticipated timeframes, if at all; Actelion will be successful in developing and commercializing XIAFLEX in its licensed territories; Actelion will launch XIAFLEX in Canada and the timing of any such launch; or we will receive the indicated milestone or royalty payments from Actelion. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at

http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

About Actelion

Actelion Ltd is a biopharmaceutical company with its corporate headquarters in Allschwil/Basel, Switzerland.  Actelion’s first drug Tracleer®, an orally available dual endothelin receptor antagonist, has been approved as a therapy for pulmonary arterial hypertension.  Actelion markets Tracleer® through its own subsidiaries in key markets worldwide, including the United States (based in South San Francisco), the European Union, Japan, Canada, Australia and Switzerland. Actelion, founded in late 1997, is a leading player in innovative science related to the endothelium - the single layer of cells separating every blood vessel from the blood stream.  Actelion’s over 2,500 employees focus on the discovery, development and marketing of innovative drugs for significant unmet medical needs. Actelion shares are traded on the SIX Swiss Exchange (ticker symbol: ATLN) as part of the Swiss blue-chip index SMI (Swiss Market Index SMI®).

Actelion SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The above information contains certain “forward-looking statements”, relating to the company’s business, which can be identified by the use of forward-looking terminology such as “estimates”, “believes”, “expects”, “may”, “are expected to”, “will”, “will continue”, “should”, “would be”, “seeks”, “pending” or “anticipates” or similar expressions, or by discussions of strategy, plans or intentions. Such statements include descriptions of the company’s investment and research and development programs and anticipated expenditures in connection therewith, descriptions of new products expected to be introduced by the company and anticipated customer demand for such products and products in the company’s existing portfolio. Such statements reflect the current views of the company with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements that may be expressed or implied by such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected.

AUXILIUM CONTACTS:
James E. Fickenscher / CFO	William Q. Sargent, Jr. / V.P., IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com